By Electronic Delivery to: doc@tomimist.com; hpaul@tomimist.com; albert.lung@morganlewis.com

January 14, 2025

Dr. Halden S. Shane
Chairman and Chief Executive Officer
TOMI Environmental Solutions, Inc.
8430 Spires Way
Frederick, Maryland 21701

Re: TOMI Environmental Solutions, Inc. (the "Company")
Nasdaq Symbol: TOMZ

Dear Dr. Shane:

On February 15, 2024, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from December 27, 2024, through January 13, 2025, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and this matter is now closed.

If you have any questions, please contact me at +1 301 624 3072.

Sincerely,

W. Wayne Bush, CFA
Director
Nasdaq Listing Qualifications